Exhibit 10(n)(11)
AMENDMENT NO. 10
TO
ALLTEL CORPORATION 401(k) PLAN
(January 1, 2001 Restatement)

WHEREAS, Alltel Corporation (the "Company") maintains the Alltel Corporation 401(k) Plan, as amended and restated effective January 1, 2001, and as subsequently amended (the "Plan"); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth:

1.  Effective as of May 15, 2006, a new Section 20.12 is added to the Plan to provide as follows:

20.12	Merger of Georgia Telephone Corporation Profit Sharing Plan

(a)
Effective as of May 15, 2006, the Georgia Telephone Corporation Profit Sharing Plan (the "Georgia Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the Georgia Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after May 15, 2006, except as otherwise expressly provided in this Section 20.12, the general provisions of the Plan shall govern with respect to the interests under the Georgia Plan of all persons, to the extent not inconsistent with any provisions of the Georgia Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

(b)
As of May 15, 2006, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of May 15, 2006 was a participant or beneficiary with an interest under the Georgia Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after May 15, 2006, in accordance with the Plan’s general provisions, as of the date the assets of the trust fund of the Georgia Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the Georgia Plan as certified to the Plan Administrator by the plan administrator of the Georgia Plan.

(c)
If a person who was a participant under the Georgia Plan incurred a forfeiture under the Georgia Plan prior to May 15, 2006 and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the Georgia Plan as in effect on May 15, 2006, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Georgia Plan as in effect on May 15, 2006.

(d)
Notwithstanding any other provision of the Plan to the contrary, each beneficiary designation under the Georgia Plan prior to May 15, 2006, shall apply to the Separate Accounts or Sub-Accounts established under Section 20.12(b) of the Plan, unless or until the applicable Participant designates a new beneficiary in which case Article XVII of the Plan shall apply.

2.  Effective as of May 15, 2006, a new Section 20.13 is added to the Plan to provide as follows:

20.13	Merger of Accucomm Telecommunications, Inc. 401(k) Plan

(a)
Effective as of May 15, 2006, the Accucomm Telecommunications, Inc. 401(k) Plan (the "Accucomm Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the Accucomm Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after May 15, 2006, except as otherwise expressly provided in this Section 20.13, the general provisions of the Plan shall govern with respect to the interests under the Accucomm Plan of all persons, to the extent not inconsistent with any provisions of the Accucomm Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

(b)
As of May 15, 2006, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of May 15, 2006 was a participant or beneficiary with an interest under the Accucomm Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after May 15, 2006, in accordance with the Plan’s general provisions, as of the date the assets of the trust fund of the Accucomm Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the Accucomm Plan as certified to the Plan Administrator by the plan administrator of the Accucomm Plan.

(c)
If a person who was a participant under the Accucomm Plan incurred a forfeiture under the Accucomm Plan prior to May 15, 2006 and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the Accucomm Plan as in effect on May 15, 2006, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Accucomm Plan as in effect on May 15, 2006.

(d)
Notwithstanding any other provision of the Plan to the contrary, each beneficiary designation under the Accucomm Plan prior to May 15, 2006, shall apply to the Separate Accounts or Sub-Accounts established under Section 20.13(b) of the Plan, unless or until the applicable Participant designates a new beneficiary in which case Article XVII of the Plan shall apply.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 10 to the Alltel Corporation 401(k) Plan (January 1, 2001 Restatement) to be executed on this 12th day of May, 2006.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
Title: President and Chief Executive Officer